UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 27, 2016

RECEIVABLE ACQUISITION & MANAGEMENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-09370	13-3186327
(Commission File Number)	(IRS Employer Identification No.)

60 E. 42nd Street, 46th Floor

New York, NY 10165

(Address of Principal Executive Offices)  (Zip Code)

(212) 796-4097

(Registrant's Telephone Number, Including Area Code)

__________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01

Entry into a Material Definitive Agreement

On December 27, 2016, Receivable Acquisition & Management Corporation, d/b/a Cornerstone Sustainable Energy (the “Company”), entered into an agreement (the “Agreement”) with Modoc County, California, to supply its PwrCor™ engine as part of a demonstration project that will convert ultra low-grade heat into electricity.  The heat will be obtained from a geothermal hot spring which comes to the surface at temperatures of approximately 190° F.

Funding was arranged by Modoc County via a grant from the California Energy Commission with the Company entitled to revenues of up to $123,624 while being responsible for expenses of up to $54,000.  The project will be managed by Warner Mountain Energy (“Warner”).  Warner specified the PwrCor™ engine which will be produced and commissioned by the Company.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit	Name

10.1	Agreement between the County of Modoc in the State of California and Cornerstone Sustainable Energy*

____________

*Exhibits to this Agreement have been omitted and are available to the Staff of the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2017

RECEIVABLE ACQUISITION & MANAGEMENT CORPORATION

By: /s/ Thomas Telegades
Name: Thomas Telegades
Title: Chief Executive Officer

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